Exhibit 10.2

LOCK-UP AGREEMENT

November 19, 2025

Tempest Therapeutics, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, California

To whom it may concern:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) contemporaneously entered into an Asset Purchase Agreement with Tempest Therapeutics, Inc., a Delaware corporation (“Purchaser”), dated as of the date first set forth above (as the same may be amended from time to time, the “Purchase Agreement”). As used herein, the term “Common Stock” refers to shares of the Purchaser’s Common Stock, par value $0.001 per share. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1. As a condition and material inducement to each of the parties to enter into the Purchase Agreement and to consummate the Contemplated Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of the Purchaser Board, the undersigned will not, during the period commencing upon the Closing and ending on the date that is 180 days after the Closing Date (the “Restricted Period”):

(a) offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, an aggregate number of shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, equal to or exceeding 50% of the total shares of Common Stock owned of record or beneficially by the undersigned as of the Closing Date (collectively, the “Undersigned’s Shares”);

(b) enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (a) above or this clause (b) is to be settled by delivery of Common Stock or other securities, in cash or otherwise;

(c) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock, other than such rights set forth in the Purchase Agreement; or

(d) publicly disclose the intention to do any of the foregoing.

2. The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a) transfers of the Undersigned’s Shares:

(1) if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) as a bona fide gift or a charitable contribution, (D) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

(2) if the undersigned is a corporation, partnership or other Entity, (A) to another corporation, partnership, or other Entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned, (B) as a distribution or dividend to stockholders, equity holders, current or former general or limited partners, members or managers (or to the estates or nominees of any of the foregoing), as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned approved by the undersigned’s equity holders), (C) as a bona fide charitable gift or contribution or otherwise to a trust or other entity for the direct or indirect benefit of an immediate family member of a beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of the Undersigned’s Shares or (D) transfers or dispositions not involving a change in beneficial ownership; or

(3) if the undersigned is a trust, to any grantors or beneficiaries of the trust.

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Purchaser a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Common Stock;

(b) the exercise of an option to purchase shares of Common Stock (including a net or cashless exercise of an option to purchase shares of Common Stock), and any related transfer of shares of Common Stock to Purchaser for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options;

(c) transfers to Purchaser in connection with the net settlement of any other equity award that represents the right to receive in the future shares of Common Stock, settled in shares of Common Stock, to pay any tax withholding obligations;

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that such plan does not provide for any transfers of the Undersigned’s Shares during the Restricted Period;

(e) transfers by the undersigned of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock purchased by the undersigned on the open market or in a public offering, in each case following the Closing Date;

(f) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that (i) the transferee shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement, and (ii) any filing required under Section 16(a) of the Exchange Act during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (f);

(g) pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Purchaser’s capital stock involving a change of control of Purchaser, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement;

and provided, further, that, with respect to each of (a), (b), (c) and (d) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than any exit filings or public announcements that may be required under applicable federal and state securities Laws, provided that (i) reasonable notice shall be provided to Purchaser prior to any such filing, report or announcement and (ii) such filing, report or announcement shall clearly indicate in the footnotes therein, in reasonable detail, a description of the circumstances of the transfer and that the shares remain subject to a lock-up agreement).

For purposes of this Lock-Up Agreement, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of Purchaser’s voting securities if, after such transfer, Purchaser’s stockholders as of immediately prior to such transfer do not hold a majority of the outstanding voting securities of Purchaser (or the surviving entity) other than the Contemplated Transactions.

3. Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement and will not be recorded on the share register of Purchaser. In furtherance of the foregoing, the undersigned agrees that Purchaser and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. With respect to the Undersigned’s Shares, Purchaser may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of such Common Stock or any securities convertible or exercisable or exchangeable for Common Stock:

THESE SHARES ARE SUBJECT TO A LOCK-UP AGREEMENT THAT RESTRICTS THE TRANSFER OF THESE SHARES BEFORE [DATE]. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.

4. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

5. The undersigned understands that if the Purchase Agreement is terminated for any reason, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be null and void and of no further force or effect. The undersigned understands that Purchaser is proceeding with the Contemplated Transactions in reliance upon this Lock-Up Agreement.

6. Any and all remedies herein expressly conferred upon Purchaser will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Purchaser of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur to Purchaser in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Purchaser shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Purchaser is entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of Purchaser with respect thereto. Each of the parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

7. Upon the earlier of (i) the release of any of the Undersigned’s Shares from this Lock-Up Agreement and (ii) the expiration of the Restricted Period, Purchaser shall promptly (but in no event more than two Business Days following such earlier event) instruct Purchaser’s transfer agent to remove any restrictive legend above and/or withdraw any stop transfer instructions and cooperate with the undersigned to facilitate the timely establishment of book-entry positions at Purchaser’s transfer agent representing the Undersigned’s Shares.

8. The undersigned understands that this Lock-Up Agreement is irrevocable and is binding upon the successors, assigns, heirs and personal representatives of the undersigned.

9. This Lock-Up Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. In any action between any of the parties arising out of or relating to this Lock-Up Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); and (b) if any such action is commenced in a state court, then, subject to applicable Law, no party shall object to the removal of such action to any federal court located in Delaware. Each of the parties waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Lock-Up Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Lock-Up Agreement, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each party hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties may file a copy of this Lock-Up Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury. Each party further agrees that service of process upon such party in any such action or Legal Proceeding shall be effective if notice is given in accordance with Section 10 of this Lock-Up Agreement. This Lock-Up Agreement constitutes the entire agreement between the parties to this Lock-Up Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) if e mail, upon written confirmation of receipt by e mail or otherwise, or (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier. All notices hereunder shall be delivered to the addresses set forth on the signature page hereto, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice.

11. This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Purchaser and the undersigned by electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Very truly yours,

ERIGEN LLC

By:	/s/ Matt Angel
Name:	Matt Angel
Title:	Manager

[Signature Page to Lock-Up Agreement]

Accepted and Agreed
by TEMPEST THERAPEUTICS, INC.:

By:	/s/ Stephen Brady
Name:	Stephen Brady
Title:	President and Chief Executive Officer

[Signature Page to Lock-Up Agreement]